                                 EXHIBIT 10.25


                                    Form of

            8% Series A Convertible Subordinated Debentures Due 1998

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES, OR TO OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT IN ACCORDANCE WITH REGULATION S UNDER
 THE SECURITIES ACT. THE RESALE SAFE HARBOR OF REGULATION S DOES NOT PERMIT THE RESALE OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON. OFFERS AND SALES MAY BE MADE IN THE UNITED STATES OR TO U.S. PERSONS ONLY PURSUANT TO AN
   EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS. TERMS USED ABOVE HAVE THE MEANINGS
                         GIVEN TO THEM BY REGULATION S.



No. A-___                                                     U.S. $___________


                          IRVINE SENSORS CORPORATION

            8% SERIES A CONVERTIBLE SUBORDINATED DEBENTURE DUE 1998

     THIS DEBENTURE is one of a duly authorized issue of Debentures of Irvine Sensors Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company") designated as its 8% Convertible Subordinated Debentures Due 1998, in an aggregate principal amount not exceeding Ten Million United States Dollars (U.S. $10,000,000), issued pursuant to that certain Subscription and Purchase Agreement between the Company and the purchaser hereof or the purchaser's assignee (the "Purchase Agreement"). Reference is hereby made to the Purchase Agreement for a complete description of the rights and obligations of, and limitations and restrictions on, the Company and the Holder of this Debenture. The terms and conditions of the Debenture noted hereinafter are subject in every respect to the terms and conditions of the Purchase Agreement. In the event of a conflict between the provisions of this Debenture and the Purchase Agreement, the Purchase Agreement shall control.

     FOR VALUE RECEIVED, the Company promises to pay to ______________________., the registered holder hereof (the "Holder"), the principal sum of _______________________________ United States Dollars (U.S. $___________), on
January 31, 1998, and to pay interest on the principal sum outstanding from time to time semi-annually in arrears on the first business day of each semi-annual period of each year, i.e., January 31 and July 31 ("Interest Payment Dates"), after as well as before maturity and default and after judgment, at the rate of Eight Percent (8%) per annum
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accruing from the date of initial issuance. Payment of interest shall commence on the first such business day to occur after the date hereof (and shall be pro rated for such period from the date of initial issuance) and shall continue on the first business day of each succeeding semi-annual period until payment in full of the principal sum has been made or duly provided for or the Debenture shall have been converted. All accrued and unpaid interest shall bear interest at the same rate at the due date of the interest payment until paid but shall not be subject to conversion. January 15 and July 15 of each year shall serve as the record date (the "Record Date") for determining ownership of this Debenture with respect to payments of interest to be made on the following Interest Payment Date, unless the Debenture has previously been converted, in which case, and as to the converted Debenture only, the Record Date shall be the date of conversion. The interest so payable on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") at the Record Date for such Interest Payment Date; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Purchase Agreement. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay interest on this Debenture by sending a check for such interest due, less any amounts required by law to be deducted, to the registered holder of this Debenture and addressed to such holder at the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted unless such check is not paid at par.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of One Thousand United States Dollars (U.S. $1,000) and integral multiples thereof. As provided in the Purchase Agreement, the Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration of transfer or exchange; however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of this Debenture.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only as provided in the Purchase Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. If an Event of Default occurs and is continuing, the Holders of not less than Twenty-five Percent (25%) in principal amount of the Debentures outstanding may declare the principal of all the Debentures to be immediately due and payable in the manner and to the extent provided in the Purchase Agreement, and such declarations may be in certain events rescinded, in the manner and with the effect provided in the Purchase Agreement.

     5. The indebtedness evidenced by this Debenture is, to the extent provided in the Purchase Agreement, subordinate and subject in right of payment to the prior payment or satisfaction of Bank Indebtedness, and this Debenture is issued subject to the provisions of the Purchase Agreement with respect thereto. Each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions.

     6. Subject to the provisions of the Purchase Agreement, the Holder of this Debenture is entitled, at its option, at any time until maturity hereof to convert the principal amount of this Debenture or any portion of the principal amount hereof which is at least Twenty-five Thousand United States Dollars (U.S. $25,000) or, if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Twenty-five Thousand United States Dollars (U.S. $25,000), then the whole amount thereof, into shares of Common Stock of the Company at a conversion price then in effect. The Debentures will initially convert at Five United States Dollars (U.S. $5) per share (the "Initial Conversion Price"). The Initial Conversion Price will be subject to adjustment for stock splits, reverse splits and other similar recapitalization events, as well as under the following circumstances (all stock prices subject to adjustment for recapitalization): If the closing bid price of the Common Stock is above Seven United States Dollars Fifty Cents (U.S. $7.50) for the Ten (10) consecutive trading days immediately preceding the date of conversion (the "Conversion Trading Period"), the Initial Conversion Price will adjust to an amount equal to Five U.S. Dollars (U.S. $5) plus Fifty Percent (50%) of the amount over Seven United States Dollars Fifty Cents (U.S. $7.50). If the closing bid price averages above Five United States Dollars (U.S. $5) but less than Seven United States Dollars Fifty Cents (U.S. $7.50) for the Conversion Trading Period, the Initial Conversion Price will adjust to the lesser of (i) U.S. $5 or (ii) 75% of such average closing bid price. If the closing bid price averages between Five United States Dollars (U.S. $5) and Three United States Dollars (U.S. $3) for the Conversion Trading Period, the Initial Conversion Price will adjust to the greater of (i) Seventy-five Percent (75%) of such average closing bid price or (ii) Three United States Dollars (U.S. $3). If the closing bid price averages below Three United States Dollars (U.S. $3) for the Conversion Trading Period, the Initial Conversion Price will adjust to such average closing bid price. The Initial Conversion Price or the adjusted conversion price, as the context may require, is referred to herein as the "Conversion Price." The Holder may convert the Debentures at the then-effective Conversion Price upon surrender of this Debenture to the Company at its office in Costa Mesa, California, with the form of conversion notice attached hereto as Exhibit A executed by the Holder of this Debenture evidencing such Holder's
- ---------
intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. No amount of accrued but unpaid interest shall be subject to conversion, but accrued interest will be paid at the next subsequent payment date after conversion. As provided in the Purchase Agreement, the conversion price is subject to adjustment in certain events. Subject to the foregoing, no adjustment is to be made upon any conversion for dividends on securities issued on such conversion or for interest accrued hereon. As further provided in the Purchase Agreement, in the case of any capital reorganization, certain reclassifications of the Common Stock, the consolidation or merger of the Company with or into any other corporation or the disposition of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, this Debenture shall thereafter cease to be convertible into Common Stock and shall be convertible into the shares of stock or other securities or property (including cash) to which the holders of Common Stock are entitled upon such capital reorganization, reclassification, consolidation, merger or disposition. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but an adjustment in cash will be made for any fractional interest as provided in the Purchase Agreement.

     The foregoing notwithstanding, the Company shall have the right, in its sole discretion, to require conversion of the outstanding Debentures at any time after January 31, 1997 until such Debentures have been fully repaid.

     7. Neither the Debentures nor the Common Stock issuable upon conversion thereof have been registered under the Securities Act nor qualified for issuance under any state securities laws. The offering of the securities has been made pursuant to Regulation S promulgated under the Securities Act and has been made in reliance upon the specific representations and warranties of the initial investors of the Debentures regarding compliance with the provisions and conditions of Regulation S. The Company has agreed to use its best efforts to effect the registration of the shares of Common Stock underlying the Debentures as more fully set forth in the Registration Rights Agreement dated the date of the Closing.

     8. The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Purchase Agreement at any time by the

Company with the consent of the Holders of Sixty-six and Two-thirds Percent (66-2/3%) in aggregate principal amount of the Debentures at the time outstanding. The Purchase Agreement also contains provisions permitting the Holders of a majority of the aggregate principal amount of the Debentures at the time outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Purchase Agreement and certain past defaults under the Purchase Agreement and their consequences. Any such consent or waiver shall be conclusive and binding upon all Holders and upon all future Holders of this Debenture and of any debenture issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

     9. Except with respect to the rights of the holders of Superior Bank Indebtedness set forth in this Debenture and in the Purchase Agreement, no reference herein to the Purchase Agreement and no provision of this Debenture or of the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued under the Purchase Agreement are direct obligations of the Company. This Debenture ranks equally and ratably with all other Debentures now or hereafter issued under the Purchase Agreement.

     10. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Purchase Agreement or any Purchase Agreement supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     11. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture except under circumstances which will not result in a violation of the Securities Act or any applicable United States Blue Sky law. This Debenture and the Common Stock issuable upon conversion thereof shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES, OR TO OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE RESALE SAFE HARBOR OF REGULATION S DOES NOT PERMIT THE RESALE OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON. OFFERS AND SALES MAY BE MADE IN THE UNITED STATES OR TO U.S. PERSONS ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

     12. With respect to any offer, sale or other disposition of this Debenture or the shares of Common Stock issuable upon conversion thereof, the Holder hereof and each subsequent Holder of this Debenture (or the shares of Common Stock issuable upon conversion thereof) agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification of this Debenture (or the shares of Common Stock issuable upon conversion thereof) under the Securities Act or any applicable state Blue Sky law then in effect, and indicating whether or not under any of said laws, certificates for this Debenture (or the shares of Common Stock issuable upon conversion thereof) to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance therewith. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Debenture (or the shares of Common Stock issuable upon conversion thereof), all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this paragraph 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made.

     13. All terms used in this Debenture which are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement.

     14. This Debenture shall be governed by and construed in accordance with the laws of the State of California.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                    IRVINE SENSORS CORPORATION



                                    By:______________________________
                                         John J. Stuart, Jr.
                                         Executive Vice President and
                                         Chief Financial Officer


Dated: March __,1996

                                   EXHIBIT A

                             NOTICE OF CONVERSION


TO:  IRVINE SENSORS CORPORATION

     The undersigned Holder of this Debenture hereby irrevocably elects to convert this Debenture, or portion hereof (which is at least U.S. $25,000, unless the undersigned holds Debentures aggregating less than U.S. $25,000, in which event, the amount converted shall be the entire amount of principal of such Debentures) below designated, into shares of Common Stock of Irvine Sensors Corporation in accordance with the terms of the Purchase Agreement between the Company and the Holder (or original Holder, if the Debenture has been transferred) pertaining to the sale of the Debentures, and directs that the shares issuable and deliverable upon such conversion, together with any check (or such other form of payment acceptable to Irvine Sensors Corporation) in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes, if any, payable with respect thereto.

Dated  _________________________, 199___

________________________________                    ____________________________
Principal Amount to be Converted                    Signature of Holder

THE DEBENTURES ARE TRANSFERABLE ONLY AS PROVIDED IN THE PURCHASE AGREEMENT.

Provide the following information if shares of Common Stock and/or Debentures are to be issued otherwise than to the Holder. Please print name and address (including zip code) of such other person:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                               _________________________________
                                               Social Security or Other Taxpayer
                                               Identifying Number, if Applicable